UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): October 9, 2013

BULLFROG GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-164908	41-2252162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

897 Quail Run Drive, Grand Junction, Colorado		81505
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (970) 270-8306

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

61 Broadway, 32 nd Floor

New York, New York 10006

Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 9, 2013, Bullfrog Gold Corp. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1.

The Company also refers investors to the Risk Factor that appears in the Company’s Annual Report on Form 10-K that was filed with the SEC on March 18, 2013 (the “Form 10-K”), under the heading “Risks Relating to our Organization and our Common Stock”-“We use paid-for media coverage as part of our investor relations activities”. The language below reflects certain revisions to the existing Risk Factor.

The Company has entered into third party agreements for activities that we refer to as investor awareness activities.  These activities are intended to familiarize targeted audiences with our business.  These activities may result in attracting interest in our business from writers, bloggers, analysts, newsletters and others.  We are not responsible and we may not be aware of the content or timing of materials produced by such persons.    We may seek to suspend these activities from time to time when we are engaged in capital raising or other transactions.  Because third parties may continue to disseminate or republish information about us we may be unable to persuade third parties to discontinue these activities.

Our investor relations activities may include paid-for media coverage, personal video and telephone conferences and non-deal road shows in which our executives meet with prospective investors to discuss the Company’s business plans and methods and our management delivers a presentation about our business that is publicly available or on our website.  In addition to our investor relations activities we also, in the ordinary course of our business, will attend trade shows and speak at industry conferences and may meet with investors and prospective investors. We may pay for such attendance and speaking engagements as well as media coverage and expenses related thereto.

The Company has and in the future may provide compensation to or pay the costs of investor relations firms and paid for newsletters, websites, mailings and email activities, that are produced by third parties. The Company seeks to direct readers to publicly-available information concerning the Company using these means of increasing shareholder awareness of the business and activities of the Company. The Company does not intend to and will not routinely review or approve the content of such reports or materials and such materials are expected to be produced based upon such firms’ knowledge and experience of our industry, market, investors or company research or methods (although we may assist in identifying the materials to such firms).  Investor relations firms should generally disclose when they are compensated for their efforts, including the amount and nature of such compensation, but whether such disclosure is made or complete or in compliance with SEC or other regulatory laws, policy rules or regulations is not under our control nor is the content of such writings or media or news stories about us or our industry. In addition, investors in the Company may, from time to time, also take steps to encourage investor awareness through similar activities that may be undertaken at the expense of investors or we may agree to compensate or reimburse such investors for their activities, costs or expenses.   Investor relations activities may also be suspended or discontinued from time to time which may impact the trading market of our common stock.  Since we do not control the content and opinions expressed by third parties in connection with certain of our paid-for media coverage, some of the information written or expressed by such third parties about our Company may contain inaccurate information.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No .	Description

99.1	Press Release dated October 9, 2013.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 9, 2013

BULLFROG GOLD CORP.

By:	/s/ David Beling
Name: David Beling
Title: President, Chief Executive Officer and Chief Financial Officer